Exhibit 23.5
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our reports dated February 26, 2007, with respect to the consolidated financial statements of CapitalSource Inc., CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CapitalSource Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission, incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 pertaining to the Proxy Statement of TierOne Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-144560) and the Prospectus of CapitalSource Inc. for the registration of shares of CapitalSource Inc. common stock to TierOne Corporation shareholders in the proposed merger.
/s/ Ernst & Young LLP
McLean, Virginia
October 24, 2007